SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


Date of Report: June 8, 2001

                       ENTERTAINMENT DIGITAL NETWORK, Inc.
                       -----------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                   000-21659                 94-3173300
--------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File Number)           (IRS Employer
  of incorporation)                                      Identification Number)

              One Union Street, Suite 220, San Francisco, CA 94111
              -----------------------------------------------------
                   (Address of executive offices and Zip Code)

                                 (415) 274-8800
                               -------------------
               Registrant's telephone number, including area code

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

         On June 4, 2001, Visual Data Corporation ("VDAT") and Entertainment Digital Network, Inc, ("EDNET") entered into an Agreement and Plan of Merger, dated as of June 4, 2001 (the "Merger Agreement"), which provides, among other things that, upon the terms and subject to the conditions thereof, EDNET will merge with a wholly-owned subsidiary of VDAT (the "Merger Subsidiary") to be formed solely for purposes of effecting such Merger (the "Merger"). EDNET will be the surviving corporation in the Merger. In the Merger all outstanding shares of common stock of EDNET shall be converted with the right to receive one share of VDAT common stock for each ten shares of EDNET common stock.

         The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed hereto.

Item 7:  Financial Statements, Pro Forma Financial Statements and Exhibits

                  (c)      Exhibits.

Exhibit No.                                 Description


10.1 Merger Agreement dated June 4, 2001 between Visual Data Corporation, Entertainment Digital Network Systems, Inc. and Visual Data San Francisco, Inc.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2001                     By:
                                           -------------------------------------
                                               David Gustafson, President



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

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                      ENTERTAINMENT DIGITAL NETWORK, INC.,

                         VISUAL DATA SAN FRANCISCO, INC.

                                       and

                             VISUAL DATA CORPORATION


                            Dated as of June 4, 2001

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of June 4, 2000 (the "Agreement"), by and among ENTERTAINMENT DIGITAL NETWORK, INC., a Delaware corporation ("EDNET"), VISUAL DATA CORPORATION, a Florida corporation ("VDAT"), and VISUAL DATA SAN FRANCISCO, INC., a Florida corporation ("SUB"), which is a direct wholly-owned subsidiary of VDAT. EDNET and SUB are hereinafter sometimes collectively referred to as the "Constituent Corporations."

                                    RECITALS

         A.       VDAT owns a 51% equity interest in EDNET.

         B. The Boards of Directors of EDNET, VDAT and SUB deem it advisable and in the best interests of each corporation and its respective shareholders that EDNET and VDAT combine in order to advance their long-term business interests, all upon the terms and subject to the conditions of this Agreement.

         C. It is intended that the combination be effected by a merger of EDNET with and into SUB with SUB surviving, which for Federal income tax purposes shall be a tax-free reorganization as described in the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         Section 1.1 The Merger. (a) In accordance with the provisions of this Agreement, the Florida Business Corporation Act ("FBCA") and the Delaware General Corporation Law ("DGCL"), at the Effective Time, EDNET shall be merged (the "Merger") with and into SUB, and SUB shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Florida. The name of the Surviving Corporation shall be Entertainment Digital Network, Inc. At the Effective Time, the separate existence of EDNET shall cease.

         (b) The Merger shall have the effects on EDNET and SUB, as Constituent Corporations of the Merger, provided for under the DGCL and FBCA.

         Section 1.2 Effective Time. The Merger shall become effective at the time of filing of, or at such later time as specified in, an agreement of merger, in the form required by and executed in accordance with the DGCL and the FBCA, with the Secretary of State of the State of


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

Florida in accordance with the provisions of Sections 607.1101 and 607.1103 of the FBCA and with the Secretary of State of the State of Delaware in accordance with the provisions of Section 252 of the DGCL (the "Certificate of Merger"). The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

         Section 1.3 Articles of Incorporation and Bylaws of Surviving Corporation. The Articles of Incorporation and Bylaws of SUB as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation until thereafter amended as provided by law.

                  Section 1.4 Directors  and Officers of Surviving  Corporation.
(a) The directors of the Surviving Corporation shall be the same as VDAT at the Effective Time, consistent with this Agreement and will hold office from and after the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation or as otherwise provided by law or their earlier resignation or removal.

                  (b) The officers of EDNET immediately prior to the Effective Time shall be the officers of the Surviving Corporation and each will hold office from and after the Effective Time until their respective successors are duly appointed and qualify in the manner provided in the Bylaws of the Surviving Corporation or as otherwise provided by law or their earlier resignation or removal.

         Section 1.5 Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                   ARTICLE II

                              CONVERSION OF SHARES

         Section 2.1 Effect on EDNET Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:


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         (a) Every ten (10) shares of EDNET's common stock,  par value $.001 per share (the "EDNET Shares"), issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one (1) share of VDAT Common Stock, $.0001 par value per share (the "VDAT Common Stock").

         (b) All EDNET Shares other than shares of EDNET owned by VDAT which shall be canceled shall be canceled and retired, and each certificate representing any such EDNET Shares shall thereafter (i) represent only the right to receive the VDAT Common Stock issuable in exchange for such EDNET Shares upon the surrender of such certificates in accordance with Section 2.4 (and any cash payable in respect of fractional shares) and (ii) entitle the holder thereof to vote with respect to, and receive dividends on, such number of whole shares of VDAT Common Stock which such holder is entitled to receive in exchange for such certificates, provided that dividends shall be paid to such holder, without interest, only upon surrender of certificates in accordance with Section 2.4.

         (c) Notwithstanding anything to the contrary in this Agreement, any holder of EDNET Shares who shall exercise the rights of a dissenting shareholder pursuant to and strictly in accordance with the provisions of Section 262 of the DGCL shall be entitled to receive only the payment therein provided for and shall not be entitled to receive VDAT Common Stock. Such payment shall be made directly by the Surviving Corporation.

         Section 2.2 Effect on EDNET Options and Warrants. Every EDNET option or warrant issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive an option or warrant of VDAT based upon the exchange ratio set forth in Section 2.1(a).

         Section 2.3 SUB Common Stock. Each share of common stock, $.0001 par value, of SUB issued and outstanding immediately prior to the Effective Time shall remain outstanding.

         Section 2.4 Exchange Procedures. (a) VDAT shall authorize its transfer agent to act as exchange agent hereunder (the "Exchange Agent") for the purposes of exchanging certificates representing EDNET Shares and shares of VDAT Common Stock. As promptly as practicable after the Effective Time, VDAT shall deposit with the Exchange Agent, in trust for the holders of Certificates (as defined in Section 2.4(b) below), certificates representing the shares of VDAT Common Stock issuable pursuant to Section 2.1(a) in exchange for EDNET Shares (the "EDNET Certificates").

                  (b) Promptly after the Effective Time, the Exchange Agent shall mail or cause to be mailed to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented EDNET Shares (the "Certificates"), a letter of transmittal and instructions for use in effecting the surrender of the Certificates for exchange therefor. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor that number of shares of VDAT Common Stock which


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

such holder has the right to receive under Section 2.1(a) (and any amount of cash payable in lieu of fractional shares) and such Certificate shall forthwith be canceled. If any such shares are to be issued to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of exchange that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay any transfer or other taxes required by reason of the exchange to a person other than the registered holder of the Certificate surrendered or such person shall establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

                  (c) No dividends or other distributions with respect to the VDAT Common Stock constituting all or a portion of the consideration payable to the holders of EDNET Shares shall be paid to the holder of any unsurrendered Certificate representing EDNET Shares until such Certificate is surrendered as provided for in this Section 2.4. Subject to the effect of applicable laws, following such surrender, there shall be paid, without interest, to the record holder of the certificates representing VDAT Common Stock (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time payable prior to or on the date of such surrender with respect to such whole shares of VDAT Common Stock and not paid, and the amount of cash payable in lieu of any fractional shares, less the amount of any withholding taxes which may be required thereon under any provision of federal, state, local or foreign tax law, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time, but prior to the date of surrender and a payment date subsequent to the date of surrender payable with respect to such whole shares of VDAT Common Stock, less the amount of any withholding taxes which may be required thereon under any provision of federal, state, local or foreign tax Law. VDAT shall make available to the Exchange Agent cash for these purposes.

                  (d) Any portion of the VDAT Common Stock made available to the Exchange Agent pursuant to Section 2.4(a) that remains unclaimed by the holders of EDNET Shares twelve (12) months after the Effective Date shall be returned to VDAT, upon demand, and any such holder who has not exchanged his, her or its EDNET Shares in accordance with this Section 2.4 prior to that time shall thereafter look only to VDAT for his, her or its claim for VDAT Common Stock and VDAT Preferred Shares, (as the case may be), any cash in lieu of fractional shares and certain dividends or other distributions. Neither VDAT nor SUB shall be liable to any holder of EDNET Shares with respect to any VDAT Common Stock and VDAT Preferred Shares (or cash in lieu of fractional shares) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (e) If any Certificate representing EDNET Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by VDAT, the posting by such person of a bond in such reasonable amount as VDAT may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the consideration payable under
Section 2.1(a) and, if


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

applicable, any unpaid dividends and distributions on shares of VDAT Stock deliverable with respect thereof and any cash in lieu of fractional shares, in each case pursuant to this Agreement.

         Section 2.5 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of EDNET Shares who upon surrender of Certificates therefor would be entitled to receive a fraction of a share of VDAT Common Stock shall receive, in lieu of such fractional share, cash in an amount equal to such fraction multiplied by the initial fair market value of VDAT Common Stock. For purposes of this Agreement, initial market value means the average of the closing bid and ask price of VDAT Common Stock for the five trading days ending three trading days immediately preceding the Closing.

         Section 2.6 Transfers. From and after the Effective Time, there shall be no transfers on the stock transfer books of EDNET or the Surviving Corporation of EDNET Shares. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Article II.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF VDAT AND SUB

         VDAT and SUB jointly and severally represent and warrant to EDNET as follows:

         Section 3.1 Organization. Each of VDAT and SUB is a corporation duly organized, validly existing and in good standing under the laws of its respective State of Incorporation. VDAT owns directly all of the outstanding capital stock of SUB. Each of VDAT and SUB has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Except as set forth in Schedule 3.1, each of VDAT and SUB is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualifications or licenses necessary, as indicated on Schedule 3.1 except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a material adverse effect on the business, operations, assets, prospects, financial condition or results of operations of VDAT and would not delay or prevent the consummation of the transactions contemplated hereby (an "VDAT Material Adverse Effect"). VDAT previously has delivered to EDNET accurate and complete copies of its Articles of Incorporation and Bylaws, and SUB's Certificate of Incorporation and Bylaws, each as currently in effect.

         Section 3.2 Capitalization. (a) The authorized capital stock of VDAT consists of 50,000,000 shares of VDAT Common Stock and 5,000,000 shares of VDAT Preferred Shares. As of the date hereof, there are 12,501,181 shares of VDAT Common Stock issued and outstanding and no shares held in treasury; and no shares of VDAT Preferred Shares outstanding. As of the date hereof, there were outstanding under the VDAT Stock Option Plans, or otherwise, VDAT Stock Options and outstanding VDAT warrants entitling the holders thereof to purchase,


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

in the aggregate, up to 12,507,367 shares of VDAT common stock. All shares of VDAT Common Stock to be issued at the Effective Time shall be, when issued, duly authorized and validly issued,


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

         fully paid, and nonassessable and subject to the terms of this Agreement free from liens, charges, claims and encumbrances.

         (b) The authorized capital stock of SUB consists of one hundred (100) shares of common stock, $.0001 par value, of which one hundred (100) are issued and outstanding and are validly issued, fully paid and nonassessable. As of the date hereof, there are no outstanding Sub Stock Options entitling the holders thereof to purchase SUB Shares.

         Section 3.3 Authority. Each of VDAT and SUB has full corporate power and authority to execute and deliver this Agreement and, subject to the requisite approval of the shareholders of VDAT, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Boards of Directors of VDAT and SUB and by VDAT as the sole shareholder of SUB, and, except for the requisite approval by the shareholders of VDAT, no other corporate proceedings on the part of VDAT or SUB are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of VDAT and SUB and, assuming this Agreement constitutes a legal, valid and binding agreement of EDNET and the EDNET Shareholders, constitutes a legal, valid and binding agreement of VDAT and SUB, as the case may be, enforceable against each of them in accordance with its terms, except as the enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and the possible unavailability of certain equitable remedies, including the remedy of specific performance.

         Section 3.4 No Violations: Consents and Approvals. Except as set forth on Schedule 3.4, (a) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by VDAT and SUB with any of the provisions hereof conflicts with, violates or results in any breach of (i) subject to obtaining the requisite approval of VDAT's shareholders, any provision of the Articles of Incorporation or Bylaws of either of VDAT or SUB, (ii) any contract, agreement, instrument or understanding to which VDAT or SUB is a party or by which VDAT, SUB or any of their respective assets or properties is bound, or (iii) subject to the requisite approval of VDAT's shareholders any law, judgment, decree, order, statute, rule or regulation of any jurisdiction or governmental authority (a "Law") applicable to VDAT or SUB or any of their respective assets or properties, excluding from the foregoing clauses (ii) and (iii) conflicts, violations or breaches which, either individually or in the aggregate, would not have an VDAT Material Adverse Effect or materially impair VDAT's or SUB's ability to consummate the transactions contemplated hereby or for which VDAT or SUB have received or, prior to the Merger, shall have received appropriate consents or waivers.

                  (b) No filing or registration with, notification to, or authorization, consent or approval of, any governmental entity is required by VDAT or SUB in connection with the execution and delivery of the Agreement or the consummation by VDAT or SUB of the transactions contemplated hereby, except
(i) in connection, or in compliance, with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange


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Act of 1934, as amended (the "Exchange Act"), (ii) the filing of the Certificate of Merger with the  Secretary  of State of the States of Florida  and  Delaware,
(iii) filings with, and approval of, the NASDAQ in connection with obligations of VDAT hereunder, and (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not, individually or in the aggregate, have an VDAT Material Adverse Effect, or materially impair the ability of VDAT or SUB to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

         Section 3.5 SEC Documents: VDAT Financial Statements. (a) VDAT has filed with the Securities and Exchange Commission ("SEC") all documents required to be filed under the Securities Act and the Exchange Act since the effective date of its initial public offering (the "VDAT SEC Documents"). As of their respective dates, the VDAT SEC Documents complied in all respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and none of the VDAT SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) As of their respective dates, the financial statements of VDAT included in the VDAT SEC Documents were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and present fairly the consolidated financial position of VDAT as at the dates thereof and the consolidated results of its operations and statements of cash-flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). VDAT's balance sheet included in its Form 10-QSB for the quarter ended March 31, 2001, shall be referred to as the VDAT Interim Balance Sheet.
         (c)
         (d) VDAT has no liability or obligation of any kind (whether contingent or otherwise and whether due or to become due) except (i) as set forth on
Schedule 3.5, (ii) as set forth on the VDAT Interim Balance Sheet, or (iii) as incurred in the ordinary course of business, consistent with past practice since the date of the VDAT Interim Balance Sheet.
         (e)
         (f) Section 3.6 Absence of Certain Changes. Since the date of the VDAT Interim Balance Sheet, VDAT has been operated only in the ordinary course, consistent with past practice, and there has not been any adverse change, or any event, fact or circumstance which might reasonably be expected to result in an adverse change, in either event that would have a VDAT Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth on
Schedule 3.6, since October 1, 2000, there has not been with respect to VDAT any:
         (g)
         (a) sale or disposition of any material asset other than inventory in the ordinary course;

                  (b) payment of any dividend, distribution or other payment to any shareholder of VDAT or to any relative of any such shareholder other than payments of salary and expense


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

reimbursements made in the ordinary course of business, consistent with past practice, for employment services actually rendered or expenses actually incurred;

                  (c) incurrence or commitment to incur any liability individually or in the aggregate material to VDAT, except such liabilities under VDAT's existing credit facilities and liabilities incurred in connection with the Merger;

                  (d)  waiver,  release,   cancellation  or  compromise  of  any
indebtedness owed to VDAT or claims or rights against others, exceeding $50,000 in the aggregate;

                  (e) any change in any accounting method, principle or practice except as required or permitted by generally accepted accounting principles; or

                  (f) unusual or novel method of transacting business engaged in by VDAT or any change in VDAT's accounting procedures or practices or its financial or equity structure.

         Section 3.7 Proxy Statement/Prospectus Registration Statement. None of the information regarding VDAT and SUB to be supplied by VDAT and SUB for inclusion or incorporation by reference in (i) the registration statement on Form S-4 (as it may be amended or supplemented from time to time, the "Registration Statement") relating to VDAT Common Stock to be issued in connection with the Merger or (ii) the proxy statement to be distributed in connection with the shareholders meeting of EDNET contemplated by Section 5.5 (as it may be amended or supplemented from time to time, the "Proxy Statement" and together with the prospectus to be included in the Registration Statement, the "Proxy Statement/Prospectus") will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, and, in the case of the Proxy Statement, at the time of its mailing to shareholders of EDNET and at the time of their respective shareholders' meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances when made. If at any time prior to the Effective Time any event with respect to VDAT or SUB shall occur which is required to be described in the Proxy Statement or Registration Statement, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of VDAT and EDNET. The Proxy Statement and the Registration Statement will (with respect to VDAT) comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

         Section 3.8 Broker's Fees. Except as set forth on Schedule 3.8, neither VDAT nor SUB nor any of VDAT's affiliates or their respective officers, directors or agents has employed any broker, finder or financial advisor or incurred any liability for any broker's fees, commissions, or financial advisory or finder's fees in connection with any of the transactions contemplated by this Agreement.

         Section 3.9 Compliance With Laws. Except as set forth on Schedule 3.9, VDAT is not or has not conducted its business in violation of any Law, including without limitation, any law pertaining to environmental protection, occupational health or safety, or employment practices except the violation of which would not have an VDAT Material Adverse Effect.

         Section 3.10 No Litigation. Except as set forth in the VDAT SEC Documents or on Schedule 3.10, there is no claim, litigation, investigation or proceeding by any person or governmental authority pending or, to VDAT's knowledge threatened, against VDAT. There are no pending or, to VDAT's knowledge, threatened controversies or disputes with, or grievances or claims by, any employees or former employees of VDAT or any of its respective predecessors of any nature whatsoever, including, without limitation, any controversies, disputes, grievances or claims with respect to their employment, compensation, benefits or working conditions, except for such litigation which would not have a VDAT Material Adverse Effect.

         Section 3.11 Absence of Certain Business Practices. Neither VDAT nor any director, officer, employee or agent of the foregoing, nor any other person acting on its behalf, directly or indirectly, has to VDAT's knowledge given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person which (i) might subject VDAT to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a VDAT Material Adverse Effect, or
(iii) if not continued in the future, might have a VDAT Material Adverse Effect or which might subject VDAT to suit or penalty in any private or governmental litigation or proceeding.

         Section 3.12 Knowledge. The term "to VDAT's knowledge" shall mean the actual knowledge of each director and executive officer of VDAT.

         Section 3.13 No Undisclosed Information. No provision of this Article III or any Schedule or any document or agreement furnished by VDAT contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statement contained herein, in light of the circumstances under which such statements are made, not misleading.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF EDNET

         EDNET represents and warrants to VDAT and SUB as follows:

         Section 4.1 Organization. (a) EDNET is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. EDNET is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualifications or licenses necessary, as indicated on Schedule 4.1, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a material adverse effect on the business, operations, assets, prospects, financial condition or results of operations of EDNET and would not delay or prevent the consummation of the transactions contemplated hereby (a "EDNET Material Adverse Effect").

                  (b) EDNET previously has delivered to VDAT accurate and complete copies of EDNET's Certificate of Incorporation and Bylaws, each as currently in effect.

         Section 4.2 Capitalization. (a) The authorized capital stock of EDNET consists of 50,000,000 shares of EDNET common stock and 5,000,000 shares of EDNET preferred shares. As of the date hereof, there are 23,956,980 shares of EDNET common stock issued and outstanding and no shares held in treasury; and no shares of EDNET preferred stock outstanding. As of the date hereof, there were outstanding under the EDNET Stock Option Plans, all of which are listed on
Schedule 4.2, EDNET Stock Options entitling the holders thereof to purchase, in the aggregate, up to 4,078,214 EDNET Shares. As of the date hereof, there are outstanding, all of which are listed on Schedule 4.2, EDNET warrants entitling the holders thereof to purchase in the aggregate, up to 1,967,158 EDNET shares. Except as set forth on Schedule 4.2, at the Effective Time, there will not be any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating EDNET to issue, transfer or sell any shares of capital stock of EDNET or any other securities convertible into or evidencing the right to subscribe for any such shares. All issued and outstanding EDNET Shares are, and all EDNET Shares issued and outstanding at the Effective Time shall be, duly authorized and validly issued, fully paid and non-assessable and subject to the terms of this Agreement free from all liens, charges, claims and encumbrances.

                  (b) EDNET has two subsidiaries.

                  (i) EDNET has a wholly-owned subsidiary organized under the law of the State of California, Entertainment Digital Network, Inc. ("EDNET California"). EDNET California is in good standing in the State of California.

                  (ii) EDNET has a second wholly-owned subsidiary, also organized under the law of the State of California, Internet Business Solutions, Inc. ("IBS"). IBS conducts no business and sold substantially all of its assets to a third party in 1998.

         Section 4.3 Authority. EDNET has full corporate power and authority to execute and deliver this Agreement and, subject to the requisite approval of the Merger and the adoption of this Agreement by EDNET's shareholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by EDNET's Board of Directors and, except for the requisite approval of the Merger and the adoption of this Agreement by EDNET's shareholders, no other corporate proceedings on the part of EDNET are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. EDNET's Board of Directors has determined that the transactions contemplated by this Agreement, including the Merger, are in the best interests of EDNET and its shareholders and, except as provided in Section 5.2 below, have determined to recommend to such shareholders that they vote in favor of this Agreement and the consummation of the transactions contemplated hereby, including the Merger. This Agreement has been duly and validly executed and delivered by EDNET and the EDNET Shareholders, and assuming this Agreement constitutes a legal, valid and binding agreement of VDAT and SUB, constitutes a legal, valid and binding agreement of EDNET and the EDNET Shareholders, as the case may be, enforceable against each of them in accordance with its terms, except as the enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and the possible unavailability of certain equitable remedies, including the remedy of specific performance.

         Section 4.4 No Violations; Consents and Approvals. Except as set forth on Schedule 4.4, (a) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by EDNET and the EDNET Shareholders with any of the provisions hereof conflicts with, violates or results in any breach of (i) subject to obtaining the requisite approval of EDNET's shareholders, any provision of the Certificate of Incorporation or Bylaws of EDNET, (ii) any contract, agreement, instrument or understanding to which EDNET, or any EDNET Shareholder is a party, or by which EDNET, any EDNET Shareholder or any of their respective assets or properties is bound, or (iii) subject to the requisite approval of EDNET's shareholders, any Law applicable to EDNET, any EDNET Shareholder or any of their respective assets or properties, excluding from the foregoing clauses (ii) and (iii) conflicts, violations or breaches which, either individually or in the aggregate, would not have a EDNET Material Adverse Effect or materially impair EDNET's or EDNET Shareholder's ability to consummate the transactions contemplated hereby or for which EDNET or EDNET Shareholders have received or, prior to the Merger, shall have received appropriate consents or waivers.

         (b) No filing or registration with, notification to, or authorization, consent or approval of, any governmental entity is required by EDNET in connection with the execution and delivery of the Agreement or the consummation by EDNET of the transactions contemplated hereby, except (i) the filing of the appropriate merger documents with the Secretary of State of the States of Florida and Delaware and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not, individually or in the aggregate, have a EDNET Material Adverse Effect, or materially impair the ability of EDNET to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

         Section 4.5 SEC Documents: EDNET Financial Statements. (a) EDNET has filed with the SEC all documents required to be filed under the Securities Act and the Exchange Act since the effective date of its initial public offering (the "EDNET SEC Documents"). As of their respective dates, the EDNET SEC Documents complied in all respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and none of the EDNET SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) As of their respective dates, the financial statements of EDNET included in the EDNET SEC Documents were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and present fairly the consolidated financial position of EDNET as at the dates thereof and the consolidated results of its operations and statements of cash-flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). EDNET's balance sheet included in its Form 10-QSB for the quarter ended March 31, 2001, shall be referred to as the EDNET Interim Balance Sheet.
         (c)
         (d) EDNET has no liability or obligation of any kind (whether contingent or otherwise and whether due or to become due) except (i) as set forth on Schedule 4.5, (ii) as set forth on the EDNET Interim Balance Sheet, or
(iii) as incurred in the ordinary course of business, consistent with past practice since the date of the EDNET Interim Balance Sheet.
         (e)
         Section 4.6 Absence of Certain Changes. Since the date of the EDNET Interim Balance Sheet, EDNET has been operated only in the ordinary course, consistent with past practice, and there has not been any adverse change, or any event, fact or circumstance which might reasonably be expected to result in an adverse change, in either event that would have an EDNET Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth on
Schedule 4.6, since January 1, 2001, there has not been with respect to EDNET any:

                  (a) sale or disposition of any material asset other than inventory in the ordinary course;

                  (b) payment of any dividend, distribution or other payment to any Shareholder of EDNET or to any relative of any such Shareholder other than payments of salary and expense reimbursements made in the ordinary course of business, consistent with past practice, for employment services actually rendered or expenses actually incurred;

                  (c) incurrence or commitment to incur any liability individually or in the aggregate material to EDNET, except such liabilities under EDNET's existing credit facilities and liabilities incurred in connection with the Merger;

                  (d)  waiver,  release,   cancellation  or  compromise  of  any
indebtedness owed to EDNET or claims or rights against others, exceeding $50,000 in the aggregate;

                  (e) any change in any accounting method, principle or practice except as required or permitted by generally accepted accounting principles; or

                  (f) unusual or novel method of transacting business engaged in by EDNET or any change in EDNET's accounting procedures or practices or its financial or equity structure.

         Section 4.7 Proxy Statement Prospectus; Registration Statement. None of the information regarding EDNET to be supplied by EDNET for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement will, in the case of the Registration Statement at the time it becomes effective and at the Effective Time, and in the case of the Proxy Statement, at the time it is first mailed to shareholders of EDNET and at the time of their respective shareholders meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances when made. If at any time prior to the Effective Time any event with respect to EDNET shall occur which is required to be described in the Proxy Statement or Registration Statement, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of EDNET. The Proxy Statement and the Registration Statement will (with respect to EDNET) comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

         Section 4.8 State Antitakeover Statutes. The EDNET Board of Directors has approved this Agreement and the transactions contemplated hereby and such approval constitutes approval of the Merger and the other transactions contemplated hereby by the EDNET Board of Directors as required by the DGCL. No "business combination," "moratorium," "control share," "fair price," "interested shareholder," affiliated transactions" or other state antitakeover statute or regulation (i) prohibits or restricts EDNET's ability to perform its obligations under this Agreement or to consummate the Merger or to the other transactions contemplated hereby or thereby, (ii) would have the effect of invalidating or voiding this Agreement or the voting agreement or any provision hereof, or (iii) would subject VDAT or SUB to any material impediment or condition in connection with the exercise of any of their respective rights under this Agreement.

         Section 4.9 Broker's Fees. Neither EDNET nor any of its affiliates or their respective officers, directors or agents has employed any broker, finder or financial advisor or incurred any liability for any broker's fees, commissions, financial advisory or finder's fees in connection with any of the transactions contemplated by this Agreement.

         Section 4.10 Compliance With Laws. EDNET is not or has not conducted its business in violation of any law, including without limitation, any law pertaining to environmental protection, occupational health or safety, or employment practices except the violation of which would not have an EDNET Material Adverse Effect.

         Section 4.11 No Litigation. There is no claim, litigation, investigation or proceeding by any person or governmental authority pending or, to EDNET's knowledge threatened, against EDNET. There are no pending or, to EDNET's knowledge, threatened controversies or disputes with, or grievances or claims by, any employees or former employees of EDNET or any of its respective predecessors of any nature whatsoever, including, without limitation, any controversies, disputes, grievances or claims with respect to their employment, compensation, benefits or working conditions, except for such litigation which would not have an EDNET Material Adverse Effect.

         Section 4.12 Employee Benefits. All employee welfare benefit plans as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974 ("ERISA"), employee pension benefit plans as defined in Section 3(2) of ERISA, and all other employee benefit programs or arrangements of any type, written or unwritten (collectively, the "Plans") maintained by EDNET or to which EDNET contributes are listed on Schedule 4.16. In addition, Schedule 4.16 separately sets forth any Plans which EDNET, or any affiliate or predecessor of EDNET, maintained or contributed to within the six years preceding the date hereof.

                  (a) The Plans comply, with all applicable provisions of all Laws, including, without limitation, the Code and ERISA, and have so complied during all prior periods during which any such provisions were applicable. Without limiting the foregoing, all of the Plans, and any related trust, intended to meet the requirements for tax-favored treatment under the Code (including, without limitation, Sections 401 and 501 and Subchapter B of the Chapter 1 of the Code) meets and for all prior periods has met, such requirements in all material respects.

                  (b) EDNET and any other party involved in the administration of any of the Plans (i) has complied in all material respects with the provisions of ERISA, the Code or other Laws, applicable to such party, whether as an employer, plan sponsor, plan administrator, or fiduciary of any of the Plans or otherwise, (including without limitation the provisions of ERISA and the Code concerning prohibited transactions), and (ii) has administered the Plans in accordance with the terms. EDNET has made all contributions required of it by any Law (including, without limitation, ERISA) or contract under any of the Plans and no unfunded liability exists with respect to any of the Plans.

                  (c) EDNET has no responsibility or liability, contingent or otherwise, with respect to any Plans or any employee benefits other than under the Plans listed on Schedule 4.16. EDNET has the right to amend or terminate, without the consent of any other person, any of the Plans, except as prohibited by law and any applicable collective bargaining agreement. Neither EDNET, nor any affiliate or predecessor of EDNET, maintains or has ever maintained or been obligated to contribute to (i) any defined benefit pension plan (as such term is defined in Section 3(35) of ERISA), (ii) any multiemployer plan (as such term is defined in Section 3(37) of ERISA), (iii) any severance plan or policy, or (iv) any arrangement providing medical or other welfare benefits to retirees or other former employees or their beneficiaries, except as required under part 6 of Subtitle B of Title I of ERISA or Section 4980B(f) of the Code (hereinafter collectively referred to as "COBRA").

                  (d) There are no actions, suits or claims pending (other than routine claims for benefits) or, to EDNET's knowledge, any actions, suits, or claims (other than routine claims for benefits) which could reasonably be expected to be asserted, against any of the Plans, or the assets thereof, or against EDNET or any other party with respect to any of the Plans.

         Section 4.13 Taxes. (a) EDNET has duly filed with the appropriate federal, state, local and foreign taxing authorities all Tax Returns (as defined below) required to be filed by or with respect to EDNET on or before the date hereof. EDNET has included its federal income Tax Returns for all periods ended on or before December 31, 1998. All such Tax Returns are true, correct and complete in all material respects as of the time of filing. EDNET, with respect to the federal income Tax Returns, and, with respect to any other Tax Returns, has paid in full on a timely basis all Taxes (as defined below) due on such Tax Returns or such Taxes that are otherwise due, except to the extent such Tax is being contested in good faith through appropriate proceedings and for contested Taxes only which adequate reserves have been established on the EDNET Interim Balance Sheet. Except as set forth on Schedule 4.17, the balance for accrued Taxes on the EDNET Interim Balance Sheet for the payment of accrued but unpaid Taxes through the date thereof is correct and the amount of EDNET's liability for unpaid Taxes shall not exceed such balance for accrued but unpaid Taxes of EDNET. The balance of accrued Taxes have been determined in accordance with generally accepted accounting principles, applied on a consistent basis. All monies which EDNET was required by Law to withhold from employees have been withheld and either timely paid to the proper governmental authority or set aside in accounts for such purposes and accrued on the books of EDNET.

                  (b) EDNET has never been a member of an affiliated group filing consolidated returns.

                  (c) (i) EDNET has not received any notice of a deficiency or assessment with respect to Taxes of EDNET from any taxing authority which has not been fully paid or finally settled, except to the extent any such deficiency or assessment is being contested in good faith through appropriate proceedings and for which adequate reserves have been established on the EDNET Interim Balance Sheet; (ii) there are no ongoing audits or examinations of any Tax Return relating to EDNET and no notice (oral or written) of audit or examination of any such Tax Return has been received by EDNET; (iii) In the last three years, the federal income Tax Returns of EDNET have not been audited by the Internal Revenue Service; and (iv) To EDNET's knowledge, no issue has been raised (either in writing or verbally, formally or informally) on audit or in any other proceeding (and is currently pending) with respect to Taxes of EDNET by any taxing authority which, if resolved against EDNET, would have a EDNET Material Adverse Effect. EDNET has disclosed on its federal income tax returns all positions taken therein that, EDNET believes could give rise to a substantial understatement penalty within the meaning of Code Section 6662.

                  (d) EDNET is not (nor has it ever been) a party to any tax sharing agreement and has not assumed the liability for taxes of any other person under law or contract.

                  (e) EDNET (i) has not filed a consent pursuant to Code Section 341(f) nor agreed to have Code Section 341(f)(2) apply to any disposition of a subsection (f) asset (as such term is defined in Code Section 341(f)) owned by EDNET; (ii) has not agreed, or is not required, to make any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise initiated by EDNET that will affect the liability of EDNET for Taxes; (iii) has not made an election, or is required, to treat any asset of EDNET as owned by another person pursuant to the provisions of former Code Section 168(f)(8); (iv) is not now or has ever been a party to any agreement, contract, arrangement, or plan that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Code Section 280G; (v) has not participated in an international boycott as defined in Code Section 999; (vi) is not now or has ever been a "foreign person" within the meaning of Code Section 1445(b)(2); (vii) is not now or has ever been a United States real property holding corporation within the meaning of Code Section 897(c)(1)(A)(ii); or
(viii) has not made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local tax provision.

                  (f) EDNET is not required to report or pay any additional Taxes from any joint venture, partnership or other arrangement or contract limited liability company that could be treated as a partnership for federal income tax purposes.

                  (g) For purposes of this Section 4.17, the following terms shall have the meaning given to them below:

                  (i) "Tax" means any of the Taxes, and "Taxes" means, with respect to EDNET, (i) all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, estimated, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, environmental (including taxes under Code Section
59A), alternative, add-on minimum, custom duties, capital stock, social security (or similar), unemployment, disability, or other taxes, fees assessments, or charges of any kind whatsoever, together with any interest, penalty, or addition thereto, whether disputed or not, imposed by any taxing authority, and (ii) any liability for payment of any amount of the Tax described in the immediately preceding clause (i) as a result of being a "transferee" (within the meaning of Code Section 6901 or any other applicable law) of another person or successor, by contract, or otherwise, or a member of an affiliated, consolidated, or combined group.

                  (ii) "Tax Return" means any return, declaration, report, claim or refund, or information return or statement or other document (including any related or supporting information) filed or required to be filed with any appropriate federal, state, local and foreign governmental entity or authority (individually or collectively, "taxing authority") or other authority in connection with the determination, assessment or collection of any Tax paid or payable by the Group or the administration of any Laws, regulations, or administrative requirements relating to any such Tax.

         Section 4.14 Absence of Certain Business Practices. Neither EDNET nor any director, officer, employee or agent of the foregoing, nor any other person acting on its behalf, directly or indirectly, has to EDNET's knowledge given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person which (i) might subject EDNET to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a EDNET Material Adverse Effect, or (iii) if not continued in the future, might have a EDNET Material Adverse Effect or which might subject EDNET to suit or penalty in any private or governmental litigation or proceeding.

         Section 4.15 Intellectual Property. (a) Schedule 4.15(a) sets forth a correct and complete list of (i) all U.S. and foreign trademarks, patents, service marks, trade names, copyrights, mask works and designs which are pending, applied for, granted, or registered in any country or jurisdiction of the world and are owned by EDNET and used in connection with its business; (ii) all unregistered trademarks, patents, service marks, and trade names which are owned by EDNET and used in connection with its business; and (iii) all licenses, contracts, permissions and other agreements relating to the business to which EDNET is a party relating in any way to rights in any of the foregoing. Except as set forth on Schedule 4.15(a), title to all registered intellectual property is recorded on records in the name of EDNET and, to the extent applicable, all affidavits of continued use and incontestability in respect of such registered intellectual property have been timely filed.

                  (b) Except as disclosed and set forth on Schedule 4.15(b), (i) EDNET owns or possesses licenses or other valid rights to use, and upon consummation of the transactions contemplated by this Agreement, the Surviving Corporation shall own or possess licenses or other valid rights to use (without the making of any payment to others or the obligation to grant rights to others in exchange), all intellectual property necessary to the conduct of the business of EDNET as currently conducted, including, without limitation, all releases required in connection with quotes, testimonials or likenesses utilized in editorial or promotional material; (ii) EDNET's right title and interest in such intellectual property is not being opposed by any claim or demand or in any proceeding, action, litigation or order to which EDNET or any person or entity who has granted a license or other right to use intellectual property to EDNET or who has been granted a license or other right to use intellectual property by EDNET, is a party or subject, nor to the knowledge of EDNET is any such claim, demand, proceeding, action, litigation, or court order threatened; and (iii) the conduct of the business of EDNET as currently conducted does not materially infringe or conflict with any intellectual property of others.

         Section 4.16 Required Vote of EDNET Shareholders. The affirmative vote of the holders of a majority of the outstanding EDNET Shares is required to approve the Merger. No other vote of the shareholders of EDNET is required by Law, the Articles of Incorporation or Bylaws of EDNET or otherwise in order for EDNET to consummate the Merger and the transactions contemplated hereby.

         Section 4.17 Knowledge. The term "to EDNET's knowledge" shall mean the actual knowledge of each director and officer of EDNET.

         Section 4.18 No Undisclosed Information. No provision of this Article IV or any Schedule or any document or agreement furnished by EDNET or the EDNET Shareholders contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statement contained herein, in light of the circumstances under which such statements are made, not misleading.

                                    ARTICLE V

                                    COVENANTS

         Section 5.1 Conduct of Business of EDNET. Except as contemplated by this Agreement or as expressly agreed to in writing by the other party, during the period from the date of this Agreement to the Effective Time, EDNET will conduct its operations substantially as presently operated and only in the ordinary course of business, in a normal manner consistent with past practices and will use commercially reasonable efforts to preserve intact their business organization, to keep available the services of their officers and employees and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and will take no action which would adversely affect its ability to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, prior to the Effective Time EDNET will not, without the prior written consent VDAT:

                  (a) amend its Articles of Incorporation or Bylaws;

                  (b) authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of its capital stock or any securities convertible into shares of its capital stock, other than pursuant to and in accordance with the terms of its stock option plans;

                  (c) recapitalize, split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; or purchase, redeem or otherwise acquire any shares of its own capital stock;

                  (d) (i) create, incur, assume, maintain or permit to exist any long-term debt or any short-term debt for borrowed money other than under existing lines of credit, relating to purchase money security interests or obligations as a lessee under leases recorded as capital leases, each as incurred in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business and consistent with past practices; or (iii) make any loans, advances or capital contributions to, or investments in, any other person;

                  (e) (i) increase in any manner the rate of compensation of any of its directors, officers or other employees, except in the ordinary course of business and in accordance with its customary past practices or as otherwise may be contractually required; or (ii) pay or agree to pay any bonus, pension, retirement allowance, severance or other employee benefit except as required under currently existing employee benefit plans or in the EDNET SEC Documents;

                  (f) except as set forth on Schedule 5.1, sell or otherwise dispose of, or encumber, or agree to sell or otherwise dispose of or encumber, any assets other than inventory in the ordinary course of business;

                  (g) enter into any other agreement, commitment or contract, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business consistent with past practice;

                  (h) authorize,  recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any (i) plan of liquidation or dissolution, (ii) acquisition of a material amount of assets or securities, (iii) disposition of a material amount of assets or securities or (iv) material change in its capitalization, or enter into a material contract or any amendment or modification of any material contract or release or relinquish any material contract right;

                  (i) engage in any unusual or novel method of transacting business or change any accounting procedure or practice or its financial structure; or

                  (j) take any action the taking of which, or omit to take any action the omission of which, would cause any of the representations and warranties herein to fail to be true and correct in all respects as of the date of such action or omission as though made at and as of the date of such action or omission.

         Section 5.2 No Solicitation. EDNET agrees that, prior to the Effective Time, except as provided below it shall not, and shall not authorize or permit any of its directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to any Transaction Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Transaction Proposal or agree to or endorse any Transaction Proposal or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to take any such action; provided, however, that nothing contained in this Agreement shall prohibit the EDNET Board of Directors from (i) furnishing information to or entering into discussions or negotiations with any person or entity that makes an unsolicited written, bona fide Transaction Proposal which the EDNET Board of Directors determines in good faith that such action is necessary for the EDNET Board of Directors to comply with its fiduciary duties to shareholders under applicable law or (ii) withdrawing, modifying or changing its recommendation referred to in Section 4.3 if there exists a Transaction Proposal and the EDNET Board of Directors, based upon the advise of independent legal counsel, determines in good faith that such action is necessary for the EDNET

Board of Directors to comply with its fiduciary duties to shareholders under applicable law in connection with such Transaction Proposal. EDNET shall immediately advise the other parties to this Agreement, orally and in writing, of any inquiries or proposals relating to an Transaction Proposal known to it, the material terms and conditions of such inquiry or proposal, and the identity of the person or entity making such inquiry or proposal. EDNET shall give VDAT and SUB at least two (2) business days advance notice of any information to be supplied to, and at least three (3) days' advance notice of any agreement to be entered into with any person or entity making such a proposal for a Transaction Proposal with respect to EDNET. For purposes of this Agreement, "Transaction Proposal" shall mean any of the following (other than the transactions between EDNET, VDAT and SUB contemplated by this Agreement) involving EDNET: (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of twenty percent (20%) or more of the assets of EDNET, in a single transaction or series of transactions; (iii) any offer for, or the acquisition (or right to acquire) of "beneficial ownership" by any person, "group" or entity (as such terms are defined under Section 13(d) of the Securities Exchange Act of 1934), of twenty percent (20%) or more of the outstanding shares of capital stock of EDNET or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement by EDNET of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         Section 5.3 Access to Information. (a) From the date of this Agreement until the Effective Time, EDNET will provide VDAT and VDAT will provide EDNET, and their respective lenders and authorized representatives (including counsel, environmental and other consultants, accountants and auditors) full access during normal business hours to all facilities, personnel and operations and to all books and records of EDNET, VDAT and SUB, will permit the other party to make such inspections as it may reasonably require (including without limitation any air, water or soil testing or sampling deemed necessary) and will cause its officers to furnish the other party with such financial and operating data and other information with respect to its business and properties as the other party may from time to time reasonably request.

                  (b) VDAT and EDNET will hold and will cause their representatives to hold in confidence, all documents and information furnished in connection with this Agreement. Other than documents or information (i) available to the public, (ii) which are or become known by VDAT or EDNET from a source other than EDNET or VDAT, as the case may be, other than by a breach of confidentiality obligation owed to EDNET or VDAT, respectively, or (iii) required by law to be disclosed.

         Section 5.4 Registration Statement and Proxy Statement. VDAT shall file with the SEC as soon as is reasonably practicable after the date hereof the Proxy Statement/Prospectus and VDAT shall file the Registration Statement in which the Proxy Statement/Prospectus shall be included. EDNET shall cooperate with VDAT with regard to such filings. VDAT and EDNET shall use all commercially reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. VDAT shall also take any action required to be taken under applicable state blue sky or securities laws in connection with the issuance of the VDAT Common Stock. VDAT and EDNET shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in connection with the preceding sentences.

         Section 5.5 Shareholders' Meetings. Unless the EDNET Board of Directors shall have taken an action permitted by clause (ii) of Section 5.2 above, EDNET shall call a meeting of its shareholders to be held as promptly as practicable (and in any event within 45 days after the Registration Statement is declared effective) for the purpose of voting upon this Agreement and the Merger. EDNET shall, through its Board of Directors, recommend to its shareholders approval of such matters and will coordinate and cooperate with respect to the timing of such meetings and shall use all commercially reasonable efforts to hold such meetings on the same day and as soon as practicable after the date hereof. Unless the EDNET Board of Director shall have taken an action permitted by clause (ii) of Section 5.2 above, EDNET shall use all commercially reasonable efforts to solicit from shareholders of such party proxies in favor of such matters.

         Section 5.6 Reasonable Efforts; Other Actions. EDNET, VDAT and SUB each shall use all commercially reasonable efforts promptly to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable Law to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) the taking of any actions required to qualify the Merger treatment as a tax-free reorganization within the meaning of Code Section 368(a)(2)(D), and (ii) the obtaining of all necessary consents, approvals or waivers under its material contracts.

         Section 5.7 Public Announcements. Before issuing any press release or otherwise making any public statements with respect to the Merger, VDAT, SUB and EDNET will consult with each other as to its form and substance and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law (it being agreed that the parties hereto are entitled to disclose all requisite information concerning the transaction and any filings required with the SEC).

         Section 5.8 Notification of Certain Matters. Each of EDNET and VDAT shall give prompt notice to the other party of (i) any notice of, or other communication relating to, a default or event which, with notice of lapse of time or both, would become a default, received by it subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of EDNET or VDAT, as the case may be, to which it is a party or is subject, (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, (iii) any material adverse change in their respective financial condition, properties, businesses or results of operations or the occurrence of any event which is reasonably likely to result in any such change, or (iv) the occurrence or existence of any event which would, or could with the passage of time or otherwise, make any representation or warranty contained herein untrue; provided, however, that the delivery of notice pursuant to this Section 5.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. Each party shall use its best efforts to prevent or promptly remedy the same.

         Section 5.9 Expenses. Except as otherwise provided herein, VDAT and SUB, on the one hand, and EDNET, on the other hand, shall bear their respective expenses incurred in connection with the Merger, including, without limitation, the preparation, execution and performance of this Agreement, the Proxy Statement/Prospectus and the transactions contemplated hereby, including all fees and expenses of its representatives, counsel and accountants.

         Section 5.10 Affiliates. EDNET shall deliver to VDAT a letter identifying all persons who, as of the date hereof, may be deemed to be "affiliates" thereof for purposes of Rule 145 under the Securities Act (the "Affiliates") and shall advise VDAT in writing of any persons who become Affiliates prior to the Effective Time. EDNET shall cause each person who is so identified as an Affiliate to deliver to VDAT, no later than the earlier of the thirtieth (30th) day prior to the Effective Time or the date such person becomes an Affiliate, a written agreement substantially in the form of Exhibit A hereto.

         Section 5.11 Stock Exchange Listing. VDAT shall file a listing application on or before the Closing and thereafter shall use its best efforts to effect approval to list on the NASDAQ National Market System, the VDAT Common Stock to be issued pursuant to the Merger.

         Section 5.12 State Antitakeover Laws. If any "fair price" or "control share acquisition" statute or other similar antitakeover regulation shall become applicable to the transactions contemplated hereby, VDAT and EDNET and their respective Board of Directors shall use their reasonable best efforts to grant such approvals and to take such other actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise use their reasonable best efforts to eliminate the effects of any such statute or regulation on the transactions contemplated hereby.

         Section 5.13 Satisfaction of Conditions. EDNET agrees to use its best efforts to cause each of the conditions set forth in Article VII to VDAT and SUB proceeding with the Closing to be satisfied on or before the Closing Date. VDAT and SUB agree to use their respective best efforts to cause each of the conditions set forth in Article VIII to EDNET proceeding with the Closing to be satisfied on or before the Closing Date.

                                   ARTICLE VI

              CONDITIONS TO THE OBLIGATIONS OF VDAT, SUB AND EDNET

         The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the closing of each of the following conditions:

         Section 6.1 Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect. All necessary state securities or blue sky authorizations shall have been received.

         Section  6.2   Shareholder   Approval.   The  requisite   vote  of  the
shareholders of EDNET necessary to consummate the transactions contemplated by this Agreement shall have been obtained.

         Section 6.3 Consents and Approvals. All necessary consents and approvals of any United States or any other governmental authority required for the consummation of the transactions contemplated by this Agreement shall have been obtained.

                  Section 6.4 Listing. The VDAT Common Stock issued in the Merger shall have been authorized for listing on the NASDAQ National Market System.

                                   ARTICLE VII

                  CONDITIONS TO THE OBLIGATIONS OF VDAT AND SUB

         The obligation of VDAT and SUB to effect the Merger and to perform under this Agreement is subject to the fulfillment on or before to the Closing Date of the following additional conditions, any one or more of which may be waived, in writing, by VDAT and SUB:

         Section 7.1 Representations Accurate. The representations and warranties of EDNET contained herein shall be true and correct on the date of this Agreement and at and on the Closing Date as though such representations and warranties were made at and on such date.

         Section 7.2 Performance. EDNET shall have complied, in all material respects, with all agreements, obligations and conditions required by this Agreement to be complied with by it on or prior to the Closing Date.

         Section 7.3 Officer's Certificate. VDAT and SUB shall have received a duly executed certificate signed by the President or Chairman of EDNET certifying as to (i) compliance with the conditions set forth in Sections 7.1 and 7.2; (ii) the accuracy and completeness of the Bylaws of EDNET and the director and shareholder resolutions of EDNET approving this Agreement, the Merger and the transactions contemplated hereby; and (iii) the identity and authority of the officers and other persons executing documents on behalf of EDNET. VDAT and SUB shall have received a duly executed certificate signed by an EDNET Shareholder certifying as to the compliance with the condition set forth in Section 7.1.

         Section 7.4 Certified Certificate of Incorporation. VDAT and SUB shall have received a certificate of the Secretary of State of the State of Delaware certifying the Certificate of Incorporation of EDNET and all amendments thereof, dated not more than ten (10) days prior to the Closing Date.

         Section 7.5 Good Standing. VDAT shall have received a certificate of good standing, or its equivalent, dated no more than ten (10) days prior to the Closing Date, from the state of incorporation of EDNET and each other state in which EDNET is qualified to do business as set forth on Schedule 4.1.

         Section 7.6 Legal Action. There shall be no pending or threatened legal action or inquiry which challenges the validity or the legality of or seeks or could reasonably be expected to prevent, delay or impose conditions on the consummation of the Merger or would otherwise restrict VDAT's or the Surviving Corporation's exercise of full rights to own and operate the business of EDNET subsequent to the Effective Time.

         Section 7.7 Consents. VDAT and SUB shall have received copies of consents of all third parties necessary for EDNET to execute, deliver and perform this Agreement and consummate the Merger.

         Section 7.8 EDNET Documents. VDAT and SUB shall have received an executed copy of the legal opinion of EDNET's legal counsel, which legal opinion will be in a form and substance reasonably acceptable to VDAT and its counsel.

         Section 7.9 Dissenting Shares. On the Closing Date, the aggregate number of EDNET Shares with respect to which the holders shall be dissenting shareholders entitled to relief under Section 262 of the DGCL shall not exceed five percent (5%) of all outstanding EDNET Shares.

         Section 7.10 Material Adverse Change. There shall have been no material adverse change in the business, operations, assets, prospects, financial condition or results of operations of EDNET.

         Section 7.11 Agreements with Affiliates. VDAT and SUB shall have received from each person who is an Affiliate under Section 5.10 an executed copy of the written agreement referred to in Section 5.10 and such agreements shall be in full force and effect and there shall be no breach, or in existence any facts which with passage of time or otherwise could constitute a breach, thereof.

         Section 7.12 Certificate of Merger. EDNET shall have delivered to VDAT the Certificate of Merger as executed by duly authorized officers of EDNET.

                                  ARTICLE VIII

                     CONDITIONS TO THE OBLIGATIONS OF EDNET

         The obligations of EDNET to effect the Merger and to perform under this Agreement is subject to the fulfillment on or before the Closing Date of the following additional conditions, any one or more of which may be waived, in writing, by EDNET:

         Section 8.1 Representations Accurate. The representations and warranties of VDAT and SUB contained herein shall be true and correct on the date of this Agreement and at and on the Closing Date as though such representations and warranties were made at and on such date.

         Section 8.2 Performance. VDAT and SUB shall have complied, in all material respects, with all agreements, obligations and conditions required by this Agreement to be complied with by them on or prior to the Closing Date.

         Section 8.3 Compliance Certificate. EDNET shall have received a certificate signed by the President or Chairman of each of VDAT and SUB certifying as to (i) compliance with the conditions set forth in Sections 8.1 and 8.2; (ii) the accuracy and completeness of the Bylaws of SUB and, as applicable, the director and shareholder resolutions of VDAT and SUB approving this Agreement, the Merger and the transactions contemplated hereby; and (iii) the identity and authority of the officers and other persons executing documents on behalf of VDAT and SUB.

         Section 8.4 Certified Articles of Incorporation. EDNET shall have received certificates of the Secretary of State of the State of Florida certifying the Articles of Incorporation of VDAT and the Articles of Incorporation of SUB and all amendments thereof, dated not more than ten (10) days prior to the Closing Date.

         Section 8.5 Good Standing. EDNET shall have received a certificate of good standing, or its equivalent, dated no more than ten (10) days prior to the Closing Date, from the state of incorporation of VDAT and SUB and each other state in which VDAT and SUB are qualified to do business, which states are set forth on Schedule 8.5.

         Section 8.6 Legal Action. There shall be no pending or threatened legal action or inquiry which challenges the validity or legality of or seeks or could reasonably be expected to prevent, delay or impose conditions on the consummation of the Merger.

         Section 8.7 Consents. EDNET shall have received copies of consents of all third parties necessary for VDAT to execute, deliver and perform this Agreement and consummate the Merger.

         Section 8.8 Certificate of Merger. SUB shall have delivered to EDNET the Certificate of Merger, executed by duly authorized officers of SUB.

                                   ARTICLE IX

                                     CLOSING

         Section 9.1 Time and Place. Subject to the provisions of Articles VI, VII, VIII and X, the closing of the Merger (the "Closing") shall take place at the offices of Atlas Pearlman, P.A., as soon as practicable, but in no event later than the second business day after the date on which each of the conditions set forth in Articles VI, VII and VIII (other than those conditions that by their nature are to be satisfied at the Closing but subject to such conditions) have been satisfied or waived, in writing, by the party or parties entitled to the benefit of such conditions; or at such other place, at such other time, or on such other date as VDAT, SUB and EDNET may, in writing, mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

         Section 9.2 Filings at the Closing. Subject to the provisions of Articles VI, VII, VIII and X hereof, EDNET, VDAT and SUB shall cause to be executed and filed at the Closing the Certificate of Merger and shall cause the Certificate of Merger to be recorded in accordance with the applicable provisions of the FBCA and the DGCL and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

                                    ARTICLE X

                           TERMINATION AND ABANDONMENT

         Section 10.1 Termination.  This Agreement may be terminated at any time
prior  to  the  Effective  Time,   whether  before  or  after  approval  by  the
shareholders of EDNET and VDAT:

                  (a)      by mutual consent of VDAT and EDNET;

                  (b) by either VDAT or EDNET, if any court of competent jurisdiction in the United States or other governmental body in the United States shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and nonappealable;

                  (c) by either VDAT or EDNET, if the requisite shareholder approvals of the shareholders of either VDAT or EDNET are not obtained at a meeting of shareholders duly called and held therefor; or

                  (d) by either VDAT or EDNET if a merger shall not have been consummated by December 31, 2001, provided that a party in material breach of this Agreement may not terminate this Agreement.


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

         Section 10.2 Termination by VDAT. This Agreement may be terminated and the Merger may be abandoned, at any time prior to the Effective Time, before or after the approval of the shareholders of VDAT or EDNET, by VDAT if (a) EDNET shall have failed to comply in any material respect with any of the covenants or agreements contained in Articles I, II and V of this Agreement to be complied with by EDNET at or prior to such date of termination, (b) there exists a breach of any representation or warranty of EDNET contained in this Agreement such that the closing conditions set forth in Article VII would not be satisfied, provided, however, that with respect to either (a) or (b), if such failure or breach is capable of being cured prior to the Effective Time, such failure or breach shall not have been cured within fifteen (15) days of delivery to EDNET of written notice of such failure or breach, (c) the Board of Directors of EDNET shall have failed to recommend, or shall have withdrawn, modified or changed its recommendation of this Agreement or the Merger in a manner adverse to VDAT or shall have recommended or issued a neutral recommendation with respect to any proposal in respect of a Transaction Proposal (as defined in Section 5.2 above) with a person or entity other than VDAT or any Affiliate of VDAT (or the EDNET Board of Directors resolves to do any of the foregoing), or (d) the Board of Directors of EDNET shall furnish or disclose nonpublic information or negotiate, explore or communicate in any way with a third party with respect to any Transaction Proposal, or shall have resolved to do any of the foregoing and publicly disclosed such resolution.

         Section 10.3 Termination by EDNET. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the shareholders of VDAT or EDNET, by EDNET, if (a) VDAT or SUB shall have failed to comply in any material respect with any of the covenants or agreements contained in Articles I, II and V of this Agreement to be complied with by VDAT or SUB at or prior to such date of termination, (b) there exists a breach of any representation or warranty of VDAT or SUB contained in this Agreement such that the closing conditions set forth in Article VIII would not be satisfied, provided, however, that, with respect to either (a) or
(b), if such failure or breach is capable of being cured prior to the Effective Time, such failure or breach shall not have been cured within fifteen (15) days of delivery to VDAT or SUB of written notice of such failure or breach, or (c) the Board of Directors of EDNET shall have failed to recommend or shall have withdrawn, modified or changed its recommendation of this Agreement in a manner adverse to VDAT or shall have recommended or issued a neutral recommendation with respect to any proposal in respect of a Transaction Proposal with a person or entity other than VDAT or any Affiliate of VDAT (or the Board of Directors of VDAT, respectively, resolves to do any of the foregoing), in each case in accordance with and solely to the extent permitted by Section 5.2 above.

         Section 10.4 Procedure for Termination. In the event of termination and abandonment of the Merger by VDAT or EDNET pursuant to this Article X, written notice thereof shall forthwith be given to the other.

         Section 10.5 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Merger pursuant to this
Article X, no party hereto (or


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

any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except as provided in this Section 10.5 and in Section 5.3(b) hereof. Nothing in this Section 10.5 shall relieve any party from liability for willful breach of this Agreement.

                                   ARTICLE XI

                          SURVIVABILITY; INVESTIGATIONS

         Section 11.1 Survival of Representations and Warranties. None of the representations, warranties and covenants of EDNET, VDAT and SUB will survive the Effective Time.

                  Section 11.2 Investigation. The respective representations and warranties of VDAT, SUB, EDNET and the EDNET Shareholders contained herein or in any certificate or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

                                   ARTICLE XII

                                  MISCELLANEOUS

   Section 12.1   Notices. All notices shall be in writing delivered as follows:

   If to VDAT or SUB, to:

            Visual Data Corporation
            1291 S.W. 29th Avenue
            Pompano Beach, FL 33069
            Attention: Randy S. Selman

            With a copy to:

            Atlas Pearlman, P.A.
            350 East Las Olas Boulevard, Suite 1700
            Fort Lauderdale, FL 33301
            Attention: Joel D. Mayersohn, Esq.


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

   If to EDNET, to:

            Entertainment Digital Network, Inc.
            One Union Street
            San Francisco, CA 94111
            Attention: David Gustafson, President

            With a copy to:

            Niesar & Diamond
            90 New Montgomery Street, 9th Floor
            San Francisco, CA 94105
            Attention: Gerald Niesar, Esq.

or to such other address as may have been designated in a prior notice pursuant to this Section. Notices shall be deemed to be effectively served and delivered
(a) when delivered personally; (b) when given by telephone facsimile (with a copy mailed by first-class U.S. mail); (c) one (1) business day following deposit with a recognized national air courier service; or (d) three (3) business days after being deposited in the United States mail in a sealed envelope, postage prepaid, return receipt requested, to the appropriate party.

         Section 12.2 Binding Effect. Except as may be otherwise provided herein, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Except as otherwise specifically provided in this Agreement, nothing in this Agreement is intended or will be construed to confer on any person other than the parties hereto any rights or benefits hereunder.

         Section 12.3 Headings. The headings in this Agreement are intended solely for convenience of reference and will be given no effect in the construction or interpretation of this Agreement.

         Section 12.4 Exhibits and Schedules. The Exhibits and schedules referred to in this Agreement will be deemed to be a part of this Agreement.

         Section 12.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same document.

         Section 12.6 Governing Law. This Agreement will be governed by the laws of the State of Florida without regard to conflict of laws principles thereof.

         Section 12.7 Waivers. Compliance with the provisions of this Agreement may be waived only a written instrument specifically referring to this Agreement and signed by the party waiving compliance. No course of dealing, nor any failure or delay in exercising any right, will be construed as a waiver, and no single or partial exercise of a right will preclude any other or further exercise of that or any other right.

         Section 12.8 Pronouns. The use of a particular pronoun herein will not be restrictive as to gender or number but will be interpreted in all cases as the context may require.

         Section 12.9 Time Periods. Any action required hereunder to be taken within a certain number of days will be taken within that number of calendar days; provided, however, that if the last day for taking such action falls on a weekend or a holiday, the period during which such action may be taken will be automatically extended to the next business day.

         Section 12.10 Modification. No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all of the parties hereto and that specifically refers to this Agreement.

         Section 12.11 Entire Agreement. This Agreement and the agreements and documents referred to in this Agreement or delivered hereunder are the exclusive statement of the agreement among the parties concerning the subject matter hereof. All negotiations among the parties are merged into this Agreement, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto among the parties other than those incorporated herein and to be delivered hereunder.

         Section 12.12 Severability. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                      VISUAL DATA CORPORATION


                                      By: /s/ Randy S. Selman
                                         ---------------------------------------
                                            Randy S. Selman, President


                                      ENTERTAINMENT DIGITAL NETWORK, INC.


                                      By: /s/ David Gustafson
                                         ---------------------------------------
                                            David Gustafson, President


                                      VISUAL DATA SAN FRANCISCO


                                      By: /s/ Randy Selman
                                         ---------------------------------------
                                            Randy S. Selman, President

                          AGREEMENT AND PLAN OF MERGER
                                    SCHEDULES







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